Exhibit 10.41

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 1, 2008, by and between NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 2004, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. is hereby amended by deleting “November 1, 2009” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “November 1, 2010,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of November 1, 2008 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 4.3.(d) is hereby deleted in its entirety, and the following substituted therefor:

“(d) not later than 15 days after and as of the end of each month, an inventory collateral report, Borrowing Base Certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts; semi-monthly collateral report if Borrower elects to use 35% concentration allowance for Mannatech, Inc. and a new account debtor acceptable to Bank, and not later than 30 days after and as of the end of each May and November, a list of the names, addresses and contact phone numbers of all Borrower’s account debtors;”

3. Sections 4.9.(c) and 4.9.(d) are hereby deleted in their entirety, and the following substituted therefor:

“(c) Net income after taxes not less than $1.00 as of each fiscal quarter, commencing March 31, 2009 and quarterly thereafter; net loss at fiscal year end June 30, 2009 not to exceed $2,500,000.00; Net Income after taxes not less than $750,000.00 on an annual basis, commencing June 30, 2010, determined as of each fiscal year end.

(d) Fixed Charge Coverage Ratio not less than 0.50 to 1.0 as of each fiscal quarter end, commencing March 31, 2009, and not less than 1.25 to 1.0 thereafter, determined on a rolling 4-quarter basis, with “Fixed Charge Coverage Ratio” defined as the aggregate of net profit after taxes plus depreciation expense, amortization expense and net contributions, divided by the aggregate of the current maturity of long-term debt and capitalized lease payments.”

4. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $25,000.00 for the Line of Credit.

5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

NATURAL ALTERNATIVES INTERNATIONAL, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mark A. LeDoux	By:	/s/ Michael F. Sullivan
Title:	Chairman & C.E.O.		Michael F. Sullivan SVP/Loan Team Manager

By:	/s/ Kenneth E. Wolf
Title:	CFO